Exhibit 10.4

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of March 17, 2023, by and between WeWork Inc., a Delaware corporation (the “Company”), and the undersigned stockholder of the Company (the “Stockholder”). Each of the Company and the Stockholder are sometimes referred to herein as a “Party.”

WITNESSETH:

WHEREAS, the Company, certain subsidiaries of the Company, certain affiliates of SoftBank Group Corp., a Japanese joint-stock company, and the Consenting Noteholders (as defined in the TSA) have entered into a Transaction Support Agreement as of the date hereof (including all exhibits and schedules attached thereto, the “TSA”), pursuant to which, among other things, the parties thereto have agreed to take certain actions in support of the transactions expressly contemplated thereby (the “Transactions”);

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)) of that number of Shares set forth on the signature page of this Agreement; provided that, without limiting the generality of the foregoing, for purposes of determining beneficial ownership, a Person shall be deemed to be the “beneficial owner” of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time (including the passage of time in excess of 60 days), the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing); and

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the TSA, the Stockholder (in the Stockholder’s capacity as such) has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Certain Definitions. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Adjournment Proposal” shall mean the adjournment of the Company Stockholder Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes to approve the Authorized Shares Proposal or the Stock Issuance Proposal at the time of the Company Stockholder Meeting.

(b) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

(c) “Authorized Shares Proposal” shall mean the approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the total number of Class A Shares that the Company will have the authority to issue from 1,500,000,000 shares to a number of shares to be approved by the board of directors of the Company (the “Board”).

(d) “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.

(e) “Class A Shares” shall mean shares of the Company’s Class A common stock, par value $0.0001 per share.

(f) “Class C Shares” shall mean shares of the Company’s Class C common stock, par value $0.0001 per share.

(g) “Company Stockholder Meeting” shall mean a meeting of the stockholders of the Company for the purposes of obtaining approval of the Proposals.

(h) “Governmental Authority” means any government, political subdivision, governmental, administrative, quasi-governmental (including self-regulatory) or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body (public or private), in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

(i) “NYSE” shall mean the New York Stock Exchange.

(j) “Permitted Encumbrance” shall mean (i) any lien, hypothecation, adverse claim, charge, security interest, pledge or option, proxy, right of first refusal, preemptive right, voting trust or any other similar right (“Encumbrance”) arising (A) hereunder and (B) under generally applicable securities laws; and (ii) any right, agreement, understanding or arrangement which represents a financial interest in cash received upon sale of the Shares and not an Encumbrance upon the Shares prior to such sale.

(k) “Proposals” shall mean, collectively, the Adjournment Proposal, the Authorized Shares Proposal and the Stock Issuance Proposal, in each case on substantially the same terms as described to the Stockholder as of the date hereof and consistent with the terms and conditions set forth in the TSA (as may be amended, modified or supplemented pursuant to the terms thereof).

(l) “Shares” shall mean (i) all shares of capital stock of the Company (including the Class A Shares and the Class C Shares) beneficially owned by the Stockholder as of the date hereof and (ii) all additional shares of capital stock of the Company (including the Class A Shares and the Class C Shares) which the Stockholder acquires beneficial ownership of during the period from the date of this Agreement through the Termination Date (including by way of exercise of any convertible or derivative security, stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(m) “Stock Issuance Proposal” shall mean the approval, for purposes of the rules of NYSE, the issuance of a number of Class A Shares to be approved by the Board in connection with the Transactions.

(n) “Termination Date” shall mean the earliest to occur of (i) such date and time as the TSA shall have been terminated pursuant to Section [12] thereof, (ii) [June 30], 2023 and (iii) the mutual written consent of the Company and Stockholder.

(o) A Person shall be deemed to have effected a “Transfer” of a Share if such Person directly or indirectly (i) sells (including any short sale), pledges, Encumbers, hypothecates, assigns, exchanges, grants an option with respect to, transfers, tenders, gifts or disposes (by merger, by operation of law or otherwise) of such Share or any interest in or right to such Share, (ii) deposits any Share into a voting trust or enters into a voting agreement or arrangement or grants any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii).

2. Transfer Restrictions. The Stockholder agrees that from the date hereof until the Termination Date, the Stockholder shall not Transfer (or cause, consent to or commit to the Transfer of) any of the Shares, or enter into any agreement relating thereto, except (i) Transferring Shares to its Affiliates, provided that, as a condition to such Transfer, the recipient agrees in writing with the Company to be bound by this Agreement, (ii) Transferring Shares to any custodian or nominee for the purpose of holding such Shares for the account of the Stockholder or (iii) with the Company’s prior written consent (such exceptions set forth in sections (i), (ii) and (iii), referred to as “Permitted Transfers”). Any Transfer (other than a Permitted Transfer or a Permitted Encumbrance), or purported Transfer (other than a Permitted Transfer or a Permitted Encumbrance), of Shares in breach or violation of this Agreement shall be void and of no force or effect.

3. Agreement to Vote Shares.

(a) From the date hereof until the Termination Date, at the Company Stockholder Meeting or any other meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder (in the Stockholder’s capacity as such) agrees to (x) appear at each such meeting or otherwise cause all such Shares to be counted as present thereat for purpose of determining a quorum, and (y) be present (in person or by proxy) and, unconditionally and irrevocably, vote, or to direct the holder of record on any applicable record date to vote, all Shares to the fullest extent that such Shares are entitled to vote, in favor of the approval of each of the Proposals.

(b) Until the earlier of (i) the Termination Date and (ii) the consummation of the transactions contemplated by the TSA, the Stockholder shall retain at all times the right to vote the Shares in its sole discretion and without any other limitation on any matters other than those set forth in Section 3(a), that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(c) The Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

(d) Except as set forth in the Stockholders Agreement, dated as of October 20, 2021, by and among the Company and the stockholders of the Company party thereto, the Stockholder hereby revokes any and all previous proxies granted with respect to the Shares.

4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a) Power; Organization; Binding Agreement. The Stockholder has full power and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby. The Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction). This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions, the “Enforceability Exceptions”).

(b) No Conflicts. [Other than the filing of an amendment to the Stockholder’s Schedule 13D and any related exhibits and disclosures,] no filing with, and no permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound, including any voting agreement or voting trust, (ii) violate any law or order applicable to the Stockholder or (iii) violate the constituent or organizational document of the Stockholder, except, in the case of each of clauses (i) through (iii), as would not prevent or materially delay the Stockholder from performing its obligations under this Agreement.

(c) Ownership of Shares. Except for any nominee arrangement arising in the ordinary course for the benefit of investment funds affiliated with the Stockholder, the Stockholder (i) is the sole beneficial owner of the shares of capital stock of the Company set forth on the signature page of this Agreement, all of which are free and clear of any Encumbrance (except any Encumbrance arising under securities laws or arising hereunder or any Permitted Encumbrance) and (ii) except as set forth on the signature page to this Agreement, does not own, beneficially or otherwise, any other interests in, options to purchase or rights to subscribe for or otherwise acquire any securities of the Company or any subsidiary thereof and has no interest in or voting rights with respect to any securities of the Company or any subsidiary thereof other than as set forth on the signature page of this Agreement.

(d) Voting and Disposition Power. The Stockholder has sole and full voting power, sole and full power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and arising under the terms of this Agreement. There are no voting trusts, voting proxies or other agreements or understandings to which the Stockholder is a party with respect to the voting of the Shares, except as provided in this Agreement.

(e) No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Stockholder in his or her capacity as such.

(f) Reliance by the Company. The Stockholder understands and acknowledges that the Company is entering into the TSA in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and it has had the full right and opportunity to consult with its attorney, that to the extent, if any, that it desired, it availed itself of this right and opportunity.

(g) Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no legal proceeding pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder or any of the Stockholder’s properties or assets (including any Shares) that would reasonably be expected to prevent or materially impair the Stockholder’s ability to perform its obligations hereunder.

5. Representations and Warranties of the Company. The Company represents and warrants to the Stockholder that:

(a) Power; Organization; Binding Agreement. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement has been duly executed and delivered by the Company, and assuming this Agreement constitutes a valid and binding obligation of the Stockholder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(b) Non-Contravention. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not, (i) violate any law applicable to the Company, (ii) except as may be required by applicable securities law or the NYSE, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrances on any of its assets or properties pursuant to, any contract, agreement, trust, commitment, order, judgment, writ, stipulation, settlement, award, decree or other instrument binding on the Company or any applicable law, or (iii) violate any provision of the Company’s organizational documents.

(c) TSA. As of the date hereof, the Company has delivered to the Stockholder a true and complete copy of the TSA.

6. Disclosures.

(a) The Stockholder shall permit and hereby authorizes the Company to disclose in all documents and schedules filed with the Securities and Exchange Commission (the “SEC”), and any press release or other disclosure document that the Company reasonably determines to be necessary or desirable in connection with the transactions contemplated by the TSA, the existence and contents of this Agreement and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement (in each case, without disclosing the Stockholder’s identity), and any other information that the Company reasonably determines, in consultation with such Stockholder, is required to be disclosed by law, and the Stockholder acknowledges that the Company may, in its sole discretion, file a form of this Agreement with the SEC.

(b) Prior to the consummation of the transactions contemplated by the TSA, the Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of the Company (such consent not to be unreasonably delayed, conditioned or withheld), except as may be required by applicable law or as may arise in ordinary course reporting to direct or indirect partners, members or other investors of the Stockholder (so long as such persons are subject to customary confidentiality obligations) [(provided, that other than in the case of an amendment to a Schedule 13D that discloses this Agreement or the nature of the commitments, arrangements and understandings under this Agreement, the Stockholder shall provide the Company with a reasonable opportunity to review and comment on such amendment)].

7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership, voting and economic benefits relating to the Shares shall remain vested in and belong to the Stockholder.

8. [Reserved].

9. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Termination Date, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of such Shares); provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Termination Date.

10. Termination. This Agreement, and all rights and obligations of the Parties hereunder, shall terminate and shall have no further force or effect as of the Termination Date. Notwithstanding the foregoing, nothing set forth in this Section 10 or elsewhere in this Agreement shall relieve any Party from liability, or otherwise limit the liability of any Party, for any willful breach of this Agreement prior to such termination. This Section 10 and Sections 1 and 11 (as applicable) shall survive any termination of this Agreement.

11. Miscellaneous.

(a) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b) Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 11(b) is null and void.

(c) Amendments; Waiver. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

(d) Remedies.

(i) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

(ii) Specific Performance. The Parties acknowledge and agree that (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (B) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (C) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Stockholder nor the Company would have entered into this Agreement. The Parties agree not to raise any objections to (x) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Stockholder, on the one hand, or the Company, on the other hand; and (y) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Stockholder or the Company pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require or request the obtaining, furnishing or posting of any such bond or other security.

(e) Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by electronic mail, by hand or by fax (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(i) if to the Company:

WeWork Inc.

75 Rockefeller Plaza, 10th Floor

New York, NY 10019

Attn: Chief Legal Officer

Email: ####

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Sarkis Jebejian, P.C., Keri Schick Norton, P.C.

Email: ####; ####

(ii) if to the Stockholder, at the address set forth on its signature page hereto.

(f) Extension; Waiver. The Parties may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (ii) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto; and (iii) subject to the requirements of applicable law, waive compliance by the other Parties with any of the agreements or conditions contained herein applicable to such Party. Any agreement on the part of the Parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by each Party. Any delay in exercising any right pursuant to this Agreement shall not constitute a waiver of such right. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision hereunder or prior or subsequent breach or default.

(g) No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(h) Governing Law. This Agreement, all issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement, and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) based on, arising out of or relating to this Agreement or the actions of the Company or the Stockholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) Submission to Jurisdiction. Each of the Parties (1) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any legal proceeding based on, arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 11(e) or in such other manner as may be permitted by applicable law, and nothing in this Section 11(i) shall affect the right of any Party to serve legal process in any other manner permitted by applicable law; (2) irrevocably and unconditionally consents and submits itself and its properties and assets in any legal proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy based on, arises out of or relating to this Agreement; (3) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (4) agrees that any legal proceeding based on, arising in connection with or relating to this Agreement shall be brought, tried and determined only in the Chosen Courts; (5) waives any objection that it may now or hereafter have to the venue of any such legal proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (6) agrees that it shall not bring any legal proceeding based on, arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the Parties agrees that a final judgment in any legal proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(j) Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

(k) Interpretation.

(i) When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise indicated.

(ii) When used herein, (1) the words “hereof,” “herein,” “hereunder” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (2) the words “include,” “includes” and “including” shall have the inclusive meaning frequently identified with the phrase “but not limited to” or “without limitation.”

(iii) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(iv) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(v) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(vi) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(vii) When reference is made to any Party, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person; provided, that nothing contained in this Section 11(k)(vii) is intended to authorize any assignment or transfer not otherwise expressly permitted by this Agreement.

(viii) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(ix) Unless the context otherwise requires, any definition of or reference to any law or any provision of any law herein shall be construed as referring to such law as from time to time amended, supplemented or modified, including by succession of comparable successor laws and references to the rules and regulations promulgated thereunder or pursuant thereto.

(x) References to any agreement or contract are to that agreement or contract as amended, modified, extended, renewed or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof.

(xi) The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(xii) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(l) Expenses. Except as otherwise expressly provided herein, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees and expenses whether or not the transactions contemplated by this Agreement and the TSA are consummated.

(m) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other amendment, will be disregarded in determining a Party’s intent or the effectiveness of such signature.

12. No Limitation. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in the Stockholder’s capacity as a director, officer or employee of the Company, as applicable.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

WEWORK INC.

By:
Name:
Title:

[Signature Page to Support Agreement]

STOCKHOLDER

[•]

Name:
Title:

Shares beneficially owned as of the date hereof:

[•] Class A Shares

[•] Class C Shares

[Address]

Attention: [•]

Email: [•]

with a copy (which will not constitute notice) to:

[Address]

Attention: [•]

Email: [•]

[Signature Page to Support Agreement]